UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2006

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 11, 2006, Plum Creek Timber Company, Inc. (the “Company”) appointed Leonard A. Kosar as Executive Vice President in charge of the Company’s timber resources and manufacturing businesses. Prior to joining the Company, Mr. Kosar, age 44, was President of GE Plastics Pacific, General Electric Company’s $2.1 billion plastic materials business in Asia, a position he held from April 2003 through January 2006. During his 22 years at General Electric Company, Mr. Kosar led a number of operations, including serving as: President and CEO of Storage USA, formerly owned by General Electric Company and one of the largest self-storage companies in the United States, from April 2002 to April 2003; and General Manager of General Electric Company’s $1.2 billion appliance cooking products business from January 2000 to April 2002.

Mr. Kosar’s employment with the Company is at-will. Therefore, the Company has not entered into an employment agreement with him. A copy of the press release issued by the Company announcing Mr. Kosar’s appointment is included as an exhibit to this report and is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is filed with this report:

Exhibit No.

99.1	Press release by Plum Creek Timber Company, Inc. issued on April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ William R. Brown
WILLIAM R. BROWN
Executive Vice President and Chief Financial Officer

DATED: April 13, 2006

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

99.1	Press release by Plum Creek Timber Company, Inc. issued on April 13, 2006.